                                                               EXHIBIT 3(F)

                              CERTIFICATE OF TRUST

     The undersigned, the trustees of Sun Financing II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. Section 3801, hereby certify as follows:

     1. The name of the business trust being formed hereby (the "Trust") is "Sun Financing II".

     2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               The Bank of New York (Delaware)
               White Clay Center
               Route 273
               Newark, Delaware  19711

     3.  This Certificate of Trust shall be effective as of the date of filing.

Dated:  November 7, 1997


                                          /s/ Robert F. Murphy
                                       -------------------------------
                                       Name:  Robert F. Murphy
                                       Title:  Regular Trustee


                                          /s/ Robert D. Woltil
                                       -------------------------------
                                       Name:  Robert D. Woltil
                                       Title:  Regular Trustee


                                       The Bank of New York (Delaware),
                                       as Delaware Trustee



                                       By: /s/ Fredrick Clark
                                           ---------------------------
                                       Name: Fredrick Clark
                                       Title: Authorized Signatory